UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 11, 2008

THE ADAMS EXPRESS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Maryland	811-00248	13-4912740
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Seven St. Paul Street, Suite 1140, Baltimore, Maryland 21202

(Address of Principal Executive Office) (Zip Code)

Registrant's Telephone Number, Including Area Code: (410) 752-5900

                                Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective September 11, 2008, the Board of Directors of The Adams Express Company, referred to herein as the Company, amended and restated the Company's Bylaws. The following is a summary of certain changes effected by adoption of the amended and restated Bylaws, which is qualified in its entirety by reference to the amended and restated Bylaws filed as Exhibit 3.1 hereto.

The amended and restated Bylaws are referred to herein as the amended Bylaws. The Bylaws as previously in effect are referred to herein as the former Bylaws. In addition to the amendments to Article Two of the former Bylaws described below, the amended Bylaws include changes to (1) clarify language and delete obsolete provisions, (2) comply or be consistent with Maryland law and (3) make various non-substantive changes.

Annual Meetings. The former Bylaws provided for an annual meeting of stockholders during the month of March. The amended Bylaws clarify that an annual meeting of stockholders shall be held on a date and at the time set by the Board of Directors to conform with a recent change in Maryland law, which eliminated the necessity for specifying in the Bylaws either a specific time or a 31-day period during which the annual meeting must be held.

Stockholder-Requested Special Meetings. The amended Bylaws clarify the existing procedures for stockholders to call a special meeting of stockholders.

Advance Notice of Director Nominations and New Business Proposals from Stockholders.

The amended Bylaws (1) expand the information required to be provided by the stockholder nominating an individual for election as a director or making a proposal, including additional information about persons controlling, or acting in concert with, such stockholder and additional information about any hedging activities engaged in by the stockholder or such other persons, and (2) clarify procedures for the verification of information provided by the stockholder making the nomination or proposal.

Regarding special meetings of stockholders, the amended Bylaws provide that stockholders shall notify the secretary of the Company of director nominations (if the Board has determined that directors will be elected at such special meeting) and stockholder proposals not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the first public announcement of the date of the special meeting. The former Bylaws generally required advance notice of director nominations (if the Board had determined that directors would be elected at such special meeting) and stockholder proposals 120 to 150 days prior to such special meeting.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit No. Description of Exhibit

3 Amended and Restated Bylaws, as adopted on September 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ADAMS EXPRESS COMPANY

By: /s/ Lawrence L. Hooper, Jr.

Name: Lawrence L. Hooper, Jr.

Title: Vice President, General Counsel and Secretary

Date: September 17, 2008